Exhibit 8.1

December 12, 2014

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinions are furnished to Select Income REIT, a Maryland real estate investment trust (the “Company”), and this letter is to be filed as Exhibit 8.1 to the Company’s Registration Statement on Form S-4 (File No. 333-199445), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement, including the joint proxy statement/prospectus forming a part of the Registration Statement (the “Prospectus”), relates to an Agreement and Plan of Merger dated August 30, 2014 (the “Merger Agreement”), by and among the Company, SC Merger Sub LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“SIR Merger Sub”), and Cole Corporate Income Trust, Inc., a Maryland corporation (“CCIT”).  Upon and subject to the terms and conditions of the Merger Agreement, CCIT will merge with and into SIR Merger Sub, with SIR Merger Sub being the surviving entity (the “Merger”).

We have acted as tax counsel for the Company in connection with the preparation of the Registration Statement and in connection with the Merger.  We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and CCIT, and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended, and its amended and restated bylaws; (ii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2013 (the “Form 10-K”); (iii) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2014, June 30, 2014, and September 30, 2014 (the “Forms 10-Q”); and (iv) the Registration Statement.

Select Income REIT

December 12, 2014

The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”).  No assurance can be given that Tax Laws will not change.  In preparing the discussions with respect to Tax Laws matters in the section of the Prospectus captioned “Material United States Federal Income Tax Considerations” we have made certain assumptions therein and expressed certain conditions and qualifications therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference.  With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Form 10-K, in the Forms 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Registration Statement, the Form 10-K, and the Forms 10-Q; and (ii) representations as to factual matters made to us by officers of the Company or contained in the Form 10-K, in the Forms 10-Q, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Registration Statement, the Form 10-K, and the Forms 10-Q, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K, the Forms 10-Q, the Prospectus or the Registration Statement, or any exhibits thereto or any documents incorporated therein by reference, have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing:

(i)                                                         we are of the opinion that the discussions with respect to Tax Laws matters in the section of the Prospectus captioned “Material United States Federal Income Tax Considerations” fairly summarize the Tax Laws matters addressed therein in all material respects;

(ii)                                                      we hereby confirm that the opinions of tax counsel, Sullivan & Worcester LLP, referred to in said section represent our opinions on the subject matter thereof; and

(iii)                                                   we are of the opinion that (A) the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and (B) the Company and CCIT will each be a party to a reorganization within the meaning of Section 368(b) of the Code.

Our opinions above are limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise the Company of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in

Select Income REIT

December 12, 2014

Tax Laws.

These opinions are rendered to the Company in connection with the filing of the Registration Statement.  These opinions may not be relied upon for any other purpose, or furnished to, quoted, or relied upon by any other person, firm, or corporation for any purpose, without our prior written consent, except that (i) these opinions may be furnished or quoted to judicial or regulatory authorities having jurisdiction over the Company, and (ii) these opinions may be relied upon by persons currently entitled to rely on them pursuant to applicable provisions of federal securities law.  Purchasers and owners of the Company’s securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, owning, and disposing of the Company’s securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP